                        Natural MicroSystems Corporation
                               Exhibits No. 11.1

                 Statement of Computation of Earnings Per Share
                       (In $000's except per share data)


                                                             9 Months Ended                              3 Months Ended
                                                             --------------                              --------------
                                                September 30, 1996    September 30, 1997    September 30, 1996    September 30, 1997
                                                ------------------    ------------------    ------------------    ------------------

Net Income                                            ($539)                $ 6,434               $ 1,671               $ 2,513
                                                     ======                 =======               =======               =======
Weighted average common shares outstanding            9,222                  10,357                 9,876                10,471

Common shares attributable to dilutive
  options and warrants                                   --                     662                   632                   635
                                                     ------                 -------               -------               -------
Weighted average shares                               9,222                  11,019                10,508                11,106
                                                     ======                 =======               =======               =======
Primary net income per share                         ($0.06)                $  0.58               $  0.16               $  0.23
                                                     ======                 =======               =======               =======

                                                             9 Months Ended                              3 Months Ended
                                                             --------------                              --------------
                                                September 30, 1996    September 30, 1997    September 30, 1996    September 30, 1997

                                                ------------------    ------------------    ------------------    ------------------

Net Income                                            ($539)                $ 6,434               $ 1,671               $ 2,513
                                                     ======                 =======               =======               =======
Weighted average common shares outstanding            9,222                  10,357                 9,876                10,471

Common shares attributable to dilutive
  options and warrants                                   --                     687                   709                   660
                                                     ------                 -------               -------               -------
Weighted average shares                               9,222                  11,044                10,585                11,131
                                                     ======                 =======               =======               =======
Primary net income per share                         ($0.06)                $  0.58               $  0.16               $  0.23
                                                     ======                 =======               =======               =======
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